Exhibit 3.1

SEVENTH AMENDED AND RESTATED BYLAWS

OF PIONEER NATURAL RESOURCES COMPANY

A Delaware Corporation

PREAMBLE

These bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and the certificate of incorporation of Pioneer Natural Resources Company, a Delaware corporation (the “Company”). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the certificate of incorporation of the Company, such conflicting provisions of the Delaware General Corporation Law or the certificate of incorporation of the Company, as the case may be, will be controlling.

ARTICLE ONE: OFFICES

1.1 Registered Office and Agent. The registered office and registered agent of the Company shall be as designated from time to time by the appropriate filing by the Company in the office of the Secretary of State of the State of Delaware.

1.2 Other Offices. The Company may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Company may require.

ARTICLE TWO: MEETINGS OF STOCKHOLDERS

2.1 Annual Meeting. An annual meeting of stockholders of the Company shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.2 Special Meeting. Except as otherwise required by law, special meetings of the common stockholders of the Company, and any proposals to be considered at such meetings, may be called and proposed exclusively by the board of directors, pursuant to a resolution approved by a majority of the members of the board of directors at the time in office, and no stockholder of the Company shall require the board of directors to call a special meeting of common stockholders or to propose business at a special meeting of common stockholders. A special meeting shall be held on such date and at such time as shall be designated by the resolution calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting or in a duly executed waiver of notice of such meeting.

2.3 Place of Meetings. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law. In the absence of any such designation or determination by the board of directors, meetings of stockholders shall be held at the principal office of the Company unless another place is designated for meetings in the manner provided herein.

2.4 Meeting Attendance via Remote Communication Equipment. If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, or a combination of both means, provided that (i) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Company shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

2.5 Notice. Notice stating the place, if any, day and time of each meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in accordance with Section 5.1(b) not less than ten nor more than 60 days before the date of the meeting by or at the direction of the board of directors, the Chairman of the Board if such office has been filled (otherwise, the Chief Executive Officer) or the Secretary of the Company, to each stockholder of record entitled to vote at such meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who (i) attends such meeting in person or by proxy and (ii) does not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or to any stockholder who, either before or after the meeting, submits a waiver of notice. The board of directors may cancel, postpone or reschedule any previously scheduled annual meeting or any special meeting called in accordance with these bylaws.

2.6 Voting List. No later than the tenth day before each meeting of stockholders, the Secretary of the Company or other officer of the Company who has charge of the Company’s stock ledger, either directly or through another officer appointed by him or her or through a transfer agent appointed by the board of directors, shall prepare a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. For a period of ten days ending on the day before the meeting date, such list shall be kept open to the examination of any stockholder for any purpose germane to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the Company’s principal place of business. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company.

2.7 Quorum; Adjournment. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the certificate of incorporation of the Company, or these bylaws. The chairman of a meeting of stockholders or holders of a majority in voting power of the stock of the Company entitled to vote at a meeting of stockholders who are present, in person or by proxy, at such meeting of stockholders may adjourn such meeting or any adjournment thereof, from time to time, whether or not there is a quorum. No notice of the adjourned meeting need be given if the time and place, if any, and the means of remote communication, if any, by which the stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting of stockholders at which adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 2.5; provided, however that if the date of any adjourned meeting is more than 30 days after the date for which notice was originally given, notice of the time and place, if any, and the means of remote communication, if any, of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in conformity with these bylaws. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present, in person or by proxy. Stockholders present at a duly convened meeting of stockholders at which a quorum is present when such meeting of stockholders convenes may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of sufficient stockholders or proxyholders to reduce the total number of voting shares below the number of shares required for a quorum.

2.8 Required Vote. When a quorum is present at any meeting of stockholders, any question, other than the election of directors, brought before such meeting shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter thereof, unless the question is one on which, by express provision of statute, the certificate of incorporation of the Company, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.9 Method of Voting; Proxies. Except as otherwise provided in the certificate of incorporation of the Company or by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote in person or may authorize another person or persons to act for such stockholder by proxy in any manner permitted by law. Each such proxy shall be given to and filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after three years from its date, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been dated on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

2.10 Record Date.

(a) So that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall be on or after the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than ten days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

(b) So that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 days prior to such action. If no record date is fixed by the board of directors, the record date for determining stockholders for any such purpose shall be the day on which the board of directors adopts the resolution relating thereto.

2.11 Advance Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the board of directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Company’s notice of meeting (or any supplement thereto), (B) by or at the direction of the board of directors or any committee thereof or (C) by any stockholder of the Company who (x) was a stockholder of record of the Company both at the time the notice provided for in this Section 2.11 is delivered to the Secretary of the Company and at the time of the annual meeting, (y) is entitled to vote at the meeting and (z) complies with the notice procedures and other requirements set forth in this Section 2.11. In addition, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, such beneficial owner must be the beneficial owner of stock of the Company both at the time of giving of notice provided for in this Section 2.11 and at the time of the annual meeting.

(ii) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.11(a)(i) (or on behalf of a beneficial owner other than the stockholder of record), the stockholder must have given timely notice thereof in accordance with Section 5.1(a) and any such proposed business (other than the nominations of persons for election to the board of directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Company in accordance with Section 5.1(a) no later than the close of business on the later of the 60th day before the annual meeting of stockholders or the tenth day following the day on which public announcement is first made of that meeting date. In no event shall the adjournment or postponement of an annual meeting or the public announcement of the adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. As to each person whom the stockholder proposes to nominate for election as a director, such stockholder’s notice must (A) set forth (x) such person’s name, business address and telephone number, and residence address and telephone number, (y) the number of shares, if any, of each class and series of stock of the Company owned beneficially by that nominee, and (z) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (inclusive of such rules and regulations, the “Exchange Act”), and (B) be accompanied by (x) a notarized letter signed by such person stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election and (y) the irrevocable, contingent resignation referred to in Section 3.2(a). The Company may require any proposed nominee to furnish such other information (A) as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company or (B) that the Company believes could be material to a reasonable stockholder’s understanding of the independence (both from management and from the stockholder or, if the proposed nomination is made on behalf of a beneficial owner other than the stockholder of record, from such beneficial owner) or qualifications of such proposed nominee.

(iii) As to any other business that the stockholder proposes to bring before an annual meeting (including on behalf of a beneficial owner other than such stockholder), such stockholder’s notice shall set forth (1) a description of the nature of the proposed business with reasonable particularity, (2) the exact text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), and the reasons for conducting that business at the annual meeting, and (3) any interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

(iv) As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, such stockholder’s notice shall set forth (1) the name, business address and telephone number and residence address and telephone number of such stockholder and such beneficial owner (including, if applicable, the name and address as they appear on the Company’s books), (2) the class or series and number of shares of stock of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, (3) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Company, (5) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (6) a representation as to whether such stockholder or such beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (7) any other information relating to such stockholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act.

(v) The notice requirements of Section 2.11(a) shall be deemed satisfied by a stockholder (or by a beneficial owner other than a stockholder of record) with respect to business other than a nomination if the stockholder or such beneficial owner has notified the Company of such stockholder’s intention to present a proposal at an annual meeting in compliance with the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting.

(b) Special Meetings of Stockholders. In the event the Company calls a special meeting of stockholders the purposes of which include the election of one or more directors to the board of directors, nominations of persons for such election may be made (i) by or at the direction of the board of directors or any committee thereof or (ii) by any stockholder of the Company who (x) was a stockholder of record of the Company both at the time the notice provided for in this Section 2.11 is given to the Company in accordance with Section 5.1(a) and at the time of the special meeting, (y) is entitled to vote at the meeting and (z) complies with the notice procedures and other requirements set forth in each of Section 5.1(a) and this Section 2.11 (including Section 2.11(a)(ii)). In addition, if the nomination is made on behalf of a beneficial owner other than the stockholder of record, such beneficial owner must be the beneficial owner of stock of the Company both at the time of giving of notice provided for in this Section 2.11 and at the time of the special meeting. For any nomination to be properly brought before such a special meeting by a stockholder pursuant to the first sentence of this Section 2.11(b), the stockholder must have given timely notice thereof, given to the Company in accordance with Section 5.1(a). To be timely, a stockholder’s notice must be received in accordance with Section 5.1(a) not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the adjournment or postponement of a special meeting or the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act and except for director nominees and business proposed by the board of directors, only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 are eligible to be elected at an annual or special meeting of stockholders of the Company to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. Any stockholder or beneficial owner, if any, or any of their respective affiliates, associates, or others acting in concert therewith, directly or indirectly soliciting proxies for the election of directors must use a proxy card color other than white, which shall be reserved for exclusive use by the Company.

(ii) Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 2.11(a)(iv)) and (y) if any proposed nomination or business was not made or proposed in compliance with this Section 2.11, not to permit any such business (or voting with respect to any such nominee) to be transacted.

(iii) Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed business, the nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 2.11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iv) For purposes of this Section 2.11, “public announcement” includes disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed or furnished by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(v) If a stockholder or beneficial owner, if any, or any of their respective affiliates, associates, or others acting in concert therewith intend to solicit proxies in support of any director nominee other than the Company’s nominees, such person shall, in addition to the requirements of this Section 2.11:

(A) Give to the Company in accordance with Section 5.1(a), no later than the earlier of the time provided in this Section 2.11 or the time provided in Rule 14a-19 of the Exchange Act, the notice and other information required in Rule 14a-19 of the Exchange Act; and

(B) Give to the Company in accordance with Section 5.1(a), no later than five business days prior to the applicable meeting of stockholders, reasonable evidence that it (including any others acting in concert with it) has met the requirements of Rule 14a-19 of the Exchange Act with respect to such nominees.

Unless otherwise required by law, if any stockholder (1) provides notice pursuant to Rule 14a-19(b) of the Exchange Act and (2) subsequently fails to comply with any requirement of Rule 14a-19 of the Exchange Act or any other rules or regulations thereunder or fails timely to provide the evidence described in the preceding clause (B), then the Company shall disregard any proxies or votes solicited for such nominees, and such nominations shall be disregarded.

(vi) In addition to the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.11; provided, however, that any references in these bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.11 (including paragraph (a)(i)(i) and paragraph (b) hereof), and compliance with paragraph (a)(i)(i) and paragraph (b) of this Section 2.11 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in Section 2.11(a)(v), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the Company’s proxy statement or proxy card pursuant to mandatory provisions of the Exchange Act and the rules and regulations thereunder, subject, in each case, to compliance with those provisions of these bylaws that are permitted under such mandatory provisions.

2.12 Conduct of Meeting. The Chairman of the Board, if such office has been filled, shall preside at all meetings of stockholders. If such office has not been filled, or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer shall preside unless the board of directors designates a member of the board to preside. The Secretary of the Company shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these bylaws or by some person appointed by the meeting. The board of directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these bylaws or such rules and regulations as adopted by the board of directors, the chairman of each meeting of stockholders shall have the right and authority to convene and to adjourn the meeting (whether or not a quorum is present and for any reason or no reason), to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) regulating the opening and closing of the polls for balloting and matters that are to be voted on by ballot; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by participants; and (g)restrictions on the use of any photographic or audio or video recording devices (including cellular phones) at the meeting. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders are not required to be held in accordance with the rules of parliamentary procedure.

2.13 Inspectors. The board of directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Company outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

2.14 Stockholder Nominations Included in the Company’s Proxy Materials.

(a) Inclusion of Nominee in Proxy Statement. Subject to the provisions of this Section 2.14, if expressly requested in the relevant Nomination Notice (as defined below), the Company shall include in its proxy statement for any annual meeting of stockholders: (i) the name of any person nominated for election (the “Stockholder Nominee”), which shall also be included on the Company’s form of proxy and ballot, by any Eligible Stockholder (as defined below) or group of up to 20 Eligible Stockholders that has (individually and, in the case of a group, collectively) satisfied, as determined by the board of directors or its designee acting in good faith, all applicable conditions and complied with all applicable procedures set forth in this Section 2.14 (such Eligible Stockholder or group of Eligible Stockholders being a “Nominating Stockholder”); (ii) disclosure about the Stockholder Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the board of directors (subject, without limitation, to Section 2.14(e)(ii)), if such statement does not exceed 500 words; and (iv) any other information that the Company or the board of directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Stockholder Nominee, including any statement in opposition to the nomination and any of the information provided pursuant to this Section 2.14.

(b) Maximum Number of Nominees.

(i) The maximum number of Stockholder Nominees that may be included in the Company’s proxy statement for an annual meeting of stockholders pursuant to this Section 2.14 shall not exceed the greater of (A) two or (B) 20 percent of the number of directors of the Company on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.14 with respect to the annual meeting (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by:

(1) Stockholder Nominees whose nominations are subsequently withdrawn; (2) Stockholder Nominees who the board of directors itself decides to nominate for election at such annual meeting; and (3) the number of incumbent directors who had been Stockholder Nominees, or nominees of a stockholder pursuant to the advance notice requirements set forth in Section 2.11, at any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the board of directors. In the event that one or more vacancies for any reason occurs on the board of directors after the deadline set forth in Section 2.14(d) but before the date of the annual meeting, and the board of directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors as so reduced.

(ii) If the number of Stockholder Nominees pursuant to this Section 2.14 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Company, which shall be given in accordance with Section 5.1(a), each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Company’s common stock that each Nominating Stockholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. Following such determination, whether before or after the mailing of the definitive proxy statement, if (A) a Nominating Stockholder becomes ineligible or withdraws its nomination, (B) a Stockholder Nominee becomes ineligible or unwilling to serve on the board of directors, or (C) a Stockholder Nominee is thereafter nominated by the board of directors, the Company: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee (in the case of clause (ii) or (ii)) or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy.

(c) Eligibility of Nominating Stockholder.

(i) An “Eligible Stockholder” is a person who has either (A) been a record holder of the shares of common stock of the Company used to satisfy the eligibility requirements in this Section 2.14(c) continuously for the three-year period specified in Section 2.14(c)(ii) below or (B) gives to the Company in accordance with Section 5.1(a), within the time period referred to in Section 2.14(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the board of directors or its designee, acting in good faith, determines acceptable.

(ii) An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 2.14 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, stock dividends or similar events) of shares of the Company’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares of the Company’s common stock through the date of the annual meeting. For purposes of qualifying as an Eligible Stockholder and satisfying the ownership requirements set forth in this Section 2.14(c)(ii), two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or beneficial owner. Any group of funds whose shares are so aggregated shall, within five business days after the date of the Nomination Notice, give to the Company in accordance with Section 5.1(a) documentation that demonstrates that the funds satisfy the foregoing sentence, as determined by the board of directors or its designee acting in good faith, and such documentation shall be deemed part of the Nomination Notice for purposes of this Section 2.14. For the avoidance of doubt, in the event of a nomination by a group of Eligible Stockholders, any and all requirements and obligations for a given Eligible Stockholder that are set forth in this Section 2.14, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Stockholders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.

(iii) The “Minimum Number” means three percent of the number of outstanding shares of the Company’s common stock as of the most recent date for which such amount is given in any filing by the Company with the SEC prior to the submission of the Nomination Notice.

(iv) For purposes of this Section 2.14, an Eligible Stockholder “owns” only those outstanding shares of the Company’s common stock as to which such Eligible Stockholder possesses both: (A) the full voting and investment rights pertaining to such shares and (B) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with this clause (iv) shall not include any shares (1) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of the Company, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on five days’ notice, the Eligible Stockholder recalls the loaned shares within five days of being notified that any of its Stockholder Nominees will be included in the Company’s proxy materials, and the Eligible Stockholder holds the recalled shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Company are “owned” for these purposes shall be determined by the board of directors or its designee acting in good faith. For purposes of this Section 2.14(c)(iv), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the Exchange Act.

(v) No person may be a member of more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.

(d) Nomination Notice. To nominate a Stockholder Nominee pursuant to this Section 2.14, the Nominating Stockholder must give to the Company in accordance with Section 5.1(a) all of the following information and documents (collectively, the “Nomination Notice”) not less than 120 days nor more than 150 days prior to the anniversary of the date that the Company mailed its proxy statement for the prior year’s annual meeting; provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before the first anniversary date of the preceding year’s annual meeting of stockholders and ends 30 days after the first anniversary date of the preceding year’s annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in accordance with Section 5.1(a) by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date of the first public announcement of such Other Meeting Date (in no event shall the adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):

(i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven days prior to the date of the Nomination Notice, the Nominating Stockholder owns, and has continuously owned for the preceding three years, the Minimum Number of shares of the Company’s common stock, and the Nominating Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares of the Company’s common stock through the record date;

(ii) a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(iii) the written consent of each Stockholder Nominee to being named in the Company’s proxy statement, form of proxy and ballot as a nominee and to serving as a director if elected;

(iv) a written notice of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each group member): (A) the information that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2.11; (B) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Nominating Stockholder with respect to the Company’s securities; (C) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (D) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Company for the purpose or with the effect of influencing or changing control of the Company; (E) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s); (F) a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) of the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the board of directors; (G) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Company’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting; (H) a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, board membership would not violate applicable state, federal or foreign law or the rules of any stock exchange on which the Company’s securities are traded (the “Stock Exchange Rules”); (I) a representation and warranty that the Stockholder Nominee: (1) qualifies as independent under the Stock Exchange Rules; (2) meets the director qualifications set forth in Section 3.2; and (3) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) of the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee; (J) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.14(c); (K) a representation and warranty that the

Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 2.14(c) through the date of the annual meeting; (L) a representation as to the Nominating Stockholder’s intentions with respect to maintaining the Minimum Number of shares of the Company’s common stock for at least one year following the annual meeting; (M) details of any position of the Stockholder Nominee as an officer or director of any competitor of the Company (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Company or its affiliates) within the three years preceding the submission of the Nomination Notice; (N) if desired, a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the board of directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; (O) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination and matters related thereto, including withdrawal of the nomination; and (P) a description of any material relationship or any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding during the past three years between or among such Nominating Stockholder and its respective affiliates and associates or others acting in concert therewith, on the one hand, and such Stockholder Nominee and his or her respective affiliates and associates or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Nominating Stockholder or any affiliate or associate thereof or other person acting in concert therewith were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant;

(v) an executed agreement, in a form deemed satisfactory by the board of directors or its designee acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees: (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election of the Stockholder Nominee; (B) to file with the SEC any written solicitation or other communication by or on behalf of the Nominating Stockholder relating to the Company’s annual meeting of stockholders, one or more of the Company’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such solicitation or other communication under any rule or regulation; (C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Stockholder Nominee nominated by such Nominating Stockholder with the Company, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Company and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under this Section 2.14; (E) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member) with the Company, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Company and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (F) in the event that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 2.14(c), including ownership of the Minimum Number of shares of the Company’s common stock, to promptly notify the Company; and

(vi) an executed agreement, in a form deemed satisfactory by the board of directors or its designee, acting in good faith, by the Stockholder Nominee pursuant to which the Stockholder Nominee agrees: (A) to promptly (and in any event within five business days after request by the Company) give to the Company in accordance with Section 5.1(a) such other information, including completion of the Company’s director nominee questionnaire, as it may reasonably request; (B) to deliver an irrevocable, contingent resignation to the board of directors, in a form acceptable to the board of directors, to the attention of the Secretary of the Company, in accordance with Section 3.2(a); (C) that the Stockholder Nominee has read and agrees, if elected, to serve as a member of the board of directors, to adhere to the Company’s Corporate Governance Guidelines, the Company’s Code of Business Conduct and Ethics and any other Company policies and guidelines applicable to directors; and (D) that the Stockholder Nominee is not and will not become a party to (1) any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Company in connection with such person’s nomination, candidacy, service or action as a director of the Company that has not been disclosed to the Company, (2) any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Company prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice or (3) any Voting Commitment that could limit or interfere with the Stockholder Nominee’s ability to comply, if elected as a director of the Company, with his or her fiduciary duties under applicable law.

The information and documents required by this Section 2.14(d) shall be (x) provided with respect to and executed by each group member of the Nominating Stockholder, in the case of information applicable to group members; and (y) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.14(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been received by the Secretary of the Company in accordance with Section 5.1(a).

(e) Exceptions.

(i) Notwithstanding anything to the contrary contained in this Section 2.14, the Company may omit from its proxy statement any Stockholder Nominee, and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support), and in such case, no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Company), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee, if: (A) the Company receives a notice in accordance with Section 5.1(a) that a stockholder intends to nominate a candidate for director at the annual meeting pursuant to the advance notice requirements set forth in Section 2.11 without such stockholder’s notice expressly electing to have such director candidate included in the Company’s proxy statement pursuant to this Section 2.14; (B) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Section 2.14 or the Nominating Stockholder withdraws its nomination; (C) the board of directors, acting in good faith, determines that such Stockholder Nominee’s nomination or election to the board of directors would result in the Company violating or failing to be in compliance with these bylaws, the certificate of incorporation of the Company or any applicable state, federal or foreign law, rule or regulation, including the Stock Exchange Rules; (D) the Stockholder Nominee is not independent under the Stock Exchange Rules, any application rules of the SEC and any standards used by the board of directors in determining the independence of the Company’s directors, in each case as determined by the board of directors in good faith; (E) the Stockholder Nominee was nominated for election to the board of directors pursuant to this Section 2.14 at one of the Company’s two preceding annual meetings of stockholders and either (1) withdrew from or became ineligible or unavailable for election at such annual meeting or (2) did not receive a number of votes cast in favor of his or her election at least equal to 25% of the shares present in person or represented by proxy and entitled to vote in the election of directors; (F) the Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (G) the Company is notified, or the board of directors or its designee acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.14(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the board of directors or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Stockholder Nominee under this Section 2.14.

(ii) Notwithstanding anything to the contrary contained in this Section 2.14, the Company may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Nomination Notice, if the board of directors or its designee in good faith determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (C) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation; or (D) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Company.

The Company may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

ARTICLE THREE: DIRECTORS

3.1 Management. The business and property of the Company shall be managed by or under the direction of the board of directors. Subject to the restrictions imposed by law, the certificate of incorporation of the Company, or these bylaws, the board of directors may exercise all the powers of the Company.

3.2 Number; Election; Term; Qualification.

(a) The number of directors that shall constitute the entire board of directors shall be not less than three and not more than twenty-one. Within the limits above specified, the number of directors that shall constitute the whole board of directors shall from time to time be fixed exclusively by the board of directors by a resolution adopted by a majority of the whole board of directors serving at the time of that vote. Except as otherwise required by law or required or permitted by the certificate of incorporation of the Company or these bylaws, the directors shall be elected at an annual meeting of stockholders at which a quorum is present for terms expiring at the next annual meeting of stockholders. None of the directors needs to be a resident of the State of Delaware. Each director must have attained the age of majority. Each director must have been nominated by either the board of directors or the stockholders in accordance with the procedures set forth in the certificate of incorporation of the Company or in these bylaws or as otherwise required by law in order to be eligible for election as a director. As a condition of nomination or appointment (whether by the board of directors, stockholders or otherwise), each director nominee or appointee, whether or not an incumbent director, shall deliver an irrevocable, contingent resignation to the board of directors, in a form acceptable to the board of directors. Notwithstanding Section 5.1, such resignation shall be given to the board of directors by mail, charges prepaid, or other means of written communication (including electronic transmission by the director nominee or appointee), directed to the Secretary of the Company, prior to the distribution of proxy solicitation materials for the meeting at which the director’s name will be submitted to the stockholders for election or, if earlier, prior to appointment. The director’s resignation shall become effective only if, and at such time that, he or she fails to receive a majority of the votes cast and the board of directors accepts the resignation, all as provided in Sections 3.2(b) and 3.2(c). A contingent resignation shall not be applicable at a meeting of stockholders for the election of directors if directors are to be elected by a plurality of votes as set forth in Section 3.2(b).

(b) Directors shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present; provided, that if, as of the tenth day preceding the date that the Company first distributes its proxy materials for such meeting of its stockholders (regardless of whether or not thereafter revised or supplemented, and regardless of whether any notice of stockholder business or nominations have been withdrawn or deemed invalid by a court of competent jurisdiction), the number of nominees exceeds the number of directors to be elected at such meeting, then the directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. For purposes of this section, (i) a majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director, and (ii) abstentions and broker nonvotes shall not be counted as votes cast either “for” or “against” any nominee for director. In an election in which directors will be elected by a majority of the votes cast, stockholders will be given the choice to cast votes “for” or “against” the election of directors. In an election in which directors will be elected by a plurality of the votes cast, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors.

(c) The board of directors may, but shall not be obligated to, delegate to any existing committee of the board of directors, or may, but shall not be obligated to, designate a special committee of the board of directors and delegate to such special committee, the responsibility of making a recommendation to the board of directors as to whether to accept or reject any resignation tendered pursuant to Section 3.2(a) and whether to take other action. The board of directors will act on the tendered resignation within ninety (90) days after the date of the certification of the election results, taking into account any committee’s recommendation, if applicable, and will publicly disclose (by a press release, a report furnished to or filed with the SEC, or other broadly disseminated means of communication) its decision regarding the tendered resignation and, if the board of directors elects not to accept the resignation, the primary rationale for that decision. Any committee in making its recommendation, and the board of directors in making its decision, may consider any factors or other information it considers appropriate and relevant. If an incumbent director’s resignation is not accepted by the board of directors, that director shall continue to serve until the next annual meeting of stockholders at which he or she is to be re-elected to the board of directors in accordance with these bylaws after the non-acceptance of his or her resignation and until his or her successor shall have been elected and qualified or until his or her earlier death, retirement, resignation, or removal. If an incumbent director’s resignation is accepted by the board of directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board of directors, in its sole discretion, may fill any resulting vacancy in accordance with the provisions of these bylaws or may decrease the size of the board of directors in accordance with the provisions of these bylaws.

3.3 Change in Number. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.

3.4 Removal. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

3.5 Vacancies. Vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly-created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the common stockholders except as required by law). Each director chosen to fill a vacancy in the board of directors shall hold office until the first meeting of stockholders held after his or her appointment for the purpose of electing directors and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided in these bylaws, when one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, who are designated to represent the same class or classes or series of stockholders that the position being vacated represents shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these bylaws with respect to the filling of other vacancies.

3.6 Meetings of Directors. The directors may hold their meetings and may have an office and keep the books of the Company, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

3.7 First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

3.8 Regular Meetings. Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.

3.9 Special Meetings. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, or any three directors.

3.10 Notice. The Secretary of the Company shall give notice of each special meeting to each director in accordance with Section 5.1(c) at least 24 hours before the meeting. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to the director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

3.11 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the certificate of incorporation of the Company, or these bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors. At any time that the certificate of incorporation of the Company provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

3.12 Procedure. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, shall preside at all meetings of the board of directors. If such position has not been filled, or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer shall preside unless otherwise determined by the board of directors. The Secretary of the Company shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings, which shall be placed in the minute book of the Company.

3.13 Presumption of Assent. A director of the Company who is present at the meeting of the board of directors or at any committee of the board of directors at which action is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a director who voted in favor of such action.

3.14 Compensation. The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Company in any other capacity or receiving compensation therefor.

ARTICLE FOUR: COMMITTEES

4.1 Designation. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees.

4.2 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his or her term as director, (ii) his or her resignation as a committee member or as a director, or (iii) his or her removal as a committee member or as a director.

4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Company except to the extent expressly restricted by law, the certificate of incorporation of the Company, or these bylaws.

4.4 Committee Changes. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.5 Alternate Members of Committees. The board of directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. An alternate member may count toward a quorum and vote only if a member for whom such person is an alternate is absent or disqualified.

4.6 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

4.7 Special Meetings. Special meetings of any committee may be held whenever called by any two committee members. The committee members calling any special meeting shall direct the Secretary of the Company to cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member in accordance with Section 5.1(c) at least 24 hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the certificate of incorporation of the Company, or these bylaws.

4.9 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Company for placement in the minute books of the Company.

4.10 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

ARTICLE FIVE: NOTICE

5.1 Method.

(a) Notice to the Company.

(i) Written notice from any stockholder to the Company shall, unless otherwise required by law, be given by hand or registered U.S. mail, postage prepaid, return receipt requested, or courier service, charges prepaid, to, and received by, the Secretary of the Company at the principal executive offices of the Company. Such notice shall be deemed to have been given when received by the Secretary of the Company.

(ii) Written notice from any director to the Company shall be given by U.S. mail or other means of written communication (including electronic transmission), charges prepaid, to, and received by, the Secretary of the Company at the principal executive offices of the Company. Such notice shall be deemed to have been given when received by the Secretary of the Company.

(b) Notice to Stockholders. Written notice from the Company to any stockholder shall be given by any manner permitted by law, including, without limitation, either (a) personally or (b) by U.S. mail or other means of written communication (including electronic transmission by the Company), charges prepaid, directed to such stockholder at his or her physical or electronic address as it appears on the records of the Company, unless he or she shall have filed with the Secretary of the Company a written request that notices to him or her be directed to some other address, in which case it shall be directed to him or her at such other address. Such notice shall be deemed to have been given at the time when delivered personally, when deposited in the U.S. mail, postage prepaid, when directed, if transmitted electronically, to the stockholder’s electronic mail address as supplied by the stockholder to the Secretary of the Company or as otherwise directed pursuant to the stockholder’s authorization or instructions or when sent by other means of written communication and addressed as hereinbefore provided. An affidavit of delivery or mailing, or other authorized means of transmitting, of any notice in accordance with the provisions of this Section 5.1(a), executed by the Secretary of the Company or any transfer agent, shall be prima facie evidence of the giving of the notice. If a stockholder gives no address or no such address appears on the books of the Company, notice shall be deemed to have been given if sent by U.S. mail or other means of written communication addressed to the place where the principal executive office of the Company is located, or if published at least once in a newspaper of general circulation in the county in which such office is located. If any notice addressed to the stockholder at the address of such stockholder appearing on the books of the Company is returned to the Company by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the stockholder upon written demand of the stockholder at the principal executive office of the Company for a period of one (1) year from the date of the giving of the notice to all other stockholders. Notice shall not be given by electronic transmission by the Company after either one of the following: (i) the Company is unable to deliver two (2) consecutive notices to the stockholder by that means or (ii) the inability to so deliver such notices to the stockholder becomes known to the Secretary of the Company, the transfer agent, or other person responsible for the giving of the notice.

(c) Notice to Directors. Written notice from the Company to each director shall be given by the Secretary of the Company either by U.S. mail or other means of written communication (including electronic transmission), charges prepaid, addressed to such director at his or her address as it appears on the books, or telephone (including voice messaging system). Such notice shall be deemed to have been given at the time when delivered personally or, if earlier, when deposited in the U.S. mail, postage prepaid, or sent by other means of written communication and addressed as hereinbefore provided.

5.2 Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Company by statute, the certificate of incorporation of the Company, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to notice (which shall constitute a waiver duly executed or signed by such person(s)), whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE SIX: OFFICERS

6.1 Number; Titles. The officers of the Company shall be a President, a Secretary, and such other officers as the board of directors may from time to time elect or appoint, including a Chairman of the Board (who may or may not be an officer of the Company, as determined by the board of directors), a Chief Executive Officer, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the board of directors shall determine), and a Treasurer. Any two or more offices may be held by the same person. Except as may be required pursuant to any stock ownership requirements adopted by the board or any of its committees, none of the officers need be a stockholder of the Company. None of the officers need be a director of the Company or a resident of the State of Delaware.

6.2 Term of Office; Removal. The officers of the Company shall hold office at the pleasure of the board of directors. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.3 Vacancies. Any vacancy occurring in any office of the Company (by death, resignation, removal, or otherwise) may be filled by the board of directors.

6.4 Authority. Officers shall have such authority and perform such duties in the management of the Company as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, however, that the board of directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board or the Chief Executive Officer or to any committee of the board of directors in accordance with applicable law and stock exchange regulations.

6.6 Chairman of the Board. The Chairman of the Board, if elected by the board of directors, shall have such powers and duties as may be prescribed by the board of directors, which may include being the chief executive officer of the Company. The Chairman of the Board shall preside at all meetings of the stockholders and of the board of directors unless otherwise determined by the board of directors.

6.7 Chief Executive Officer. The Chief Executive Officer, if elected by the board of directors, shall have general executive charge, management, and control of the properties and operations of the Company in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the board of directors has not elected a Chairman of the Board or in the absence or inability to act of the Chairman of the Board, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board unless otherwise determined by the board of directors. The Chief Executive Officer may agree upon and execute all division and transfer orders, bonds, contracts, and other obligations in the name of the Company, and he or she may sign all certificates for shares of stock of the Company. As between the Company and third parties, any action taken by the Chief Executive Officer in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is no Chairman of the Board or that the Chairman of the Board is absent or unable to act.

6.8 President. If a Chief Executive Officer has not been elected, the President shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer of the Company. If a Chief Executive Officer has been elected, the President shall be the chief operating and administrative officer of the Company and, subject to the board of directors and the Chief Executive Officer, shall have charge of the actual day-to-day operations and management of the Company and its property with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. As between the Company and third parties, any action taken by the President in the performance of the duties of the Chief Executive Officer shall be conclusive evidence that there is no Chief Executive Officer or that the Chief Executive Officer is absent or unable to act.

6.9 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him or her by the board of directors, the Chief Executive Officer or the President, and (in order of their seniority as determined by the board of directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer’s absence or inability to act. As between the Company and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

6.10 Treasurer. The Treasurer shall have custody of the Company’s funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Company in such depository or depositories as may be designated by the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chief Executive Officer or the President.

6.11 Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him or her by the board of directors, the Chief Executive Officer or the President. The Assistant Treasurers (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

6.12 Secretary. Except as otherwise provided in these bylaws, the Secretary of the Company shall keep the minutes of all meetings of the board of directors in books provided for that purpose, and he or she may attend to the giving and service of all notices. He or she may sign with the Chairman of the Board, the Chief Executive Officer or the President, in the name of the Company, all contracts of the Company and affix the seal of the Company thereto. He or she may sign with the Chairman of the Board, the Chief Executive Officer or the President all certificates for shares of stock of the Company, and he or she shall have charge of the certificate books, transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Company during business hours. He or she shall in general perform all duties incident to the office of the Secretary of the Company, subject to the control of the board of directors, the Chairman of the Board, the Chief Executive Officer and the President.

6.13 Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him or her by the board of directors, the Chief Executive Officer or the President. The Assistant Secretaries (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary of the Company during that officer’s absence or inability to act.

6.14 Other Officers. Each other officer elected by the board of directors and designated to be an officer of the Company shall have the title that the board of directors may prescribe and the duties that the board of directors, the Chief Executive Officer or the President may prescribe.

ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS

7.1 Certificates for Shares. Shares of the capital stock of the Company may be certificated or uncertificated as provided by law or by resolution of the board of directors. Certificates for shares of stock of the Company shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and also by the Secretary of the

Company or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Company or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Company with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the holder’s name and the number of shares.

7.2 Replacement of Lost or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Company and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond with a surety or sureties satisfactory to the Company in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Company with respect to the certificate or certificates alleged to have been lost or destroyed.

7.3 Transfer of Shares. Shares of stock of the Company shall be transferable only on the books of the Company by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Company or the transfer agent of the Company of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Company or its transfer agent shall issue a new certificate to the person entitled thereto (if the shares are to be certificated following transfer), cancel the old certificate, and record the transaction upon its books.

7.4 Registered Stockholders. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.5 Regulations. The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Company.

7.6 Legends. The board of directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to assure that the Company does not become liable for violations of federal or state securities laws or other applicable law.

ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

8.1 Dividends. Subject to provisions of law and the certificate of incorporation of the Company, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Company. Such declaration and payment shall be at the discretion of the board of directors.

8.2 Reserves. There may be created by the board of directors out of funds of the Company legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Company, or for such other purpose as the board of directors shall consider beneficial to the Company, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

8.3 Books and Records. The Company shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

8.4 Fiscal Year. The fiscal year of the Company shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors and the selection of the fiscal year is not expressly deferred by the board of directors, the fiscal year shall be the calendar year.

8.5 Seal. The seal of the Company shall be such as from time to time may be approved by the board of directors.

8.6 Resignations. Notwithstanding Section 5.1, any director, committee member, or officer may resign by giving written notice either by U.S. mail or other means of written communication (including electronic transmission), charges prepaid, to the board of directors, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Company. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

8.7 Securities of Other Entities. The Chairman of the Board, the Chief Executive Officer, the President, or any Vice President of the Company shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another entity which may be held or owned by the Company and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

8.8 Telephone Meetings. Members of the board of directors, and members of a committee of the board of directors, may participate in and hold a meeting of such board of directors or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

8.9 Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation of the Company or these bylaws, any action required or permitted to be taken at a meeting of the board of directors, or of any committee of the board of directors, may be taken without a meeting if all the members of the board of directors or committee, as the case may be, consent in writing or by electronic transmission, and the writing or writings or evidence of the electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee, and such writing or evidence of electronic transmission shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

8.10 Invalid Provisions. If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

8.11 Mortgages, etc. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Company through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Company and the use of the Company seal shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Company unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation or such Company seal is necessary.

8.12 Exclusive Forum for Adjudication of Disputes. Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or agent or stockholder of the Company to the Company or the Company’s stockholders, (c) any action against the Company arising pursuant to any provision of the Delaware General Corporation Law or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action against the Company or any director, officer, other employee or agent of the Company asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the certificate of incorporation of the Company or these bylaws (as they shall be amended from time to time), shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware), in each case subject to such Court of Chancery (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) having personal jurisdiction over the indispensable parties named as defendants therein. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 8.12.

8.13 Headings. The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

8.14 References. Whenever herein the singular number is used, the same shall include the plural when appropriate, and words referring to persons of one sex shall include references to persons of the other sex when appropriate. Unless the context otherwise requires, whenever herein the words “including,” “include” or “includes” are used, they shall be deemed to be followed by the phrase “without limitation.”

8.15 Amendments. These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the board of directors at any regular meeting of the board of directors or at any special meeting of the board of directors if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting. These bylaws may also be altered, amended, or repealed or new bylaws may be adopted upon the vote of the holders of not less than two-thirds of the outstanding shares of stock then entitled to vote upon the election of directors at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting.

The undersigned, the Secretary of the Company, hereby certifies that the foregoing amended and restated bylaws were adopted by unanimous vote of the directors of the Company on February 9, 2023.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Akshar C. Patel
Akshar C. Patel
Corporate Secretary

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